Exhibit 99.1

Energy XXI Reports Fiscal Third-Quarter Results

And Provides Operational Update

HOUSTON – May 5, 2009 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal third-quarter results for the period ended March 31, 2009.  Net cash provided by operating activities was $86.2 million and impairment-adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was $65.8 million, compared with $112.5 million and $117.5 million, respectively, in the 2008 fiscal third quarter.
           “Energy XXI grew production 8 percent over the December quarter without the anticipated resumption of hurricane-affected volumes,” Energy XXI Chairman and CEO John Schiller said.  “While industry conditions weakened further since year-end, leading to a non-cash write-down of the carrying value of our reserves, operating results have been solid. Development activity added cost-effective volumes, while our exploration program delivered a discovery at the Cote de Mer prospect and continues to offer large reserve growth potential.  Meanwhile, we have retained financial liquidity, with more than $90 million of cash and hedge-protected cash flow that supports our goal of further reducing bank debt during our 2010 fiscal year, which begins July 1, 2009.”
Inclusive of a $117.9 million ceiling test impairment ($.82 per share), the company reported a 2009 fiscal third-quarter net loss of $120.6 million, or $.84 per share, on revenues of $106.1 million and production of 20,700 barrels of oil equivalent (BOE) per day.  In the 2008 fiscal third quarter, the company had net income of $10.3 million, or $.12 per diluted share, on revenues of $167.1 million and production of 26,100 BOE per day.  The net realized price received for the company’s production in the 2009 fiscal third quarter averaged $57.04 per BOE, compared with $70.33 per BOE in the 2008 fiscal third quarter.

Capital Expenditures
During the 2009 fiscal third quarter, capital expenditures totaled $60.5 million, with $27.3 million in exploration and $33.1 million in development.  Excluding abandonment costs and hurricane-related spending, the company expects capital expenditures to remain within the previously announced range, at about $260 million for fiscal 2009.

Production Update
Energy XXI production volumes continue to be curtailed by damage inflicted by Hurricanes Gustav and Ike.  In addition to a 2,000 BOE per day long-term reduction due to the loss of facilities serving two non-operated fields, approximately 2,000 BOE per day remains off-line awaiting repair or replacement of third-party-operated pipelines, which currently is projected to be complete in September.  The company's current net production is approximately 18,000 BOE per day.

Exploration and Development Activity
As previously announced, the E.A. McIlhenny #1 well on the Cote de Mer prospect in Vermilion Parish, Louisiana, was drilled to 22,300 feet, discovering gross proved natural gas reserves of 88.8 billion cubic feet equivalent.  The well has since been completed in the Cris-A 4C sand and flowed at a stabilized, constrained rate of 15.0 million cubic feet per day of natural gas through a 12/64ths inch choke with a flowing tubing pressure of 14,500 psi.  Depending on the pace of permitting for a take-away pipeline lateral, the well is expected to be placed on production within four to six months.  Energy XXI holds a 33 percent working interest (WI) and a 24 percent net revenue interest (NRI) in the discovery.
The Ammazzo deep gas exploratory prospect (16 percent WI, 13 percent NRI) is drilling ahead below 23,000 feet towards a proposed total depth of 24,500 feet. The Ammazzo prospect is located in 25 feet of water offshore Louisiana, approximately 15 miles south of the Flatrock and JB Mountain discoveries.
At the South Timbalier Block 168 No. 1 exploratory well, targeting the Blackbeard West prospect (20 percent WI, 16 percent NRI) in 70 feet of water offshore Louisiana, Energy XXI and its partners are proceeding with plans to conduct a production test of four potential hydrocarbon-bearing zones.  Additional drilling opportunities on the flanks of the structure and on other acreage in the ultra-deep trend are being reviewed.
At the company’s 100 percent owned South Timbalier 21 field, the Gouda well was sidetracked to 12,730 feet, logging 90 net feet of oil and gas pay sands updip of the original wellbore.  Completion operations are underway, and the well is expected to be on production during the current quarter.
           Further detail on the exploration and development program is provided in the attached Operations Report.

Conference Call Tomorrow at 10 a.m. EDT, 3 p.m. London Time
Energy XXI will host its third-quarter conference call tomorrow, Wednesday, May 6, 2009, at 10 a.m. EDT (3 p.m. London time). The dial-in numbers are 1 (913) 312-1237 (U.S.) and 08000 517 166 (U.K.), and the confirmation code is 8430955. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net Income (Loss) as Reported	$(120,618)	$10,287	$(554,472)	$18,649

Total other (income) expense	17,663	25,710	57,698	78,439
Impairment of oil and gas properties	117,887	—	576,996	—
Depreciation, depletion and amortization	50,052	75,268	177,463	223,927
Income tax expense (benefit)	841	6,252	(47,204)	10,747

EBITDA	$65,825	$117,517	$210,481	$331,762

EBITDA Per Share
Basic	$0.46	$1.40	$1.46	$3.94
Diluted	$0.46	$1.40	$1.46	$3.89

Weighted Average Number of Common Shares Outstanding
Basic	144,331	84,141	144,430	84,139
Diluted	144,331	84,141	144,430	85,259

Net Income (Loss) as Reported	$(120,618)	$10,287	$(554,472)	$18,649

Deferred income tax expense (benefit)	840	6,252	(47,921)	10,747
Change in derivative financial instruments	69,077	1,319	59,215	811
Accretion of asset retirement obligations	4,723	1,911	9,617	5,660
Impairment of oil and gas properties	117,887	—	576,996	—
Depletion, depreciation, and amortization	50,052	75,268	177,463	223,927
Amortization of debt discount and debt issuance costs – net	(1,053)	1,114	(519)	3,688
Common stock issued to Directors for services and common stock option expense	607	—	1,472	67

Discretionary Cash Flow	$121,515	$96,151	$221,851	$263,549

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	March 31,	June 30,
	2009	2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$75,369	$168,962
Accounts receivable
Oil and natural gas sales	34,312	116,678
Joint interest billings	40,817	21,322
Insurance and other	29,402	4,896
Prepaid expenses and other current assets	29,864	14,662
Royalty deposit	1,803	4,548
Deferred income taxes	—	88,198
Derivative financial instruments	65,138	2,179
Total Current Assets	276,705	421,445
Property and equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,118,323	1,561,276
Other property and equipment	8,845	10,020
Total Property and Equipment – net	1,127,168	1,571,296
Derivative financial instruments	12,479	3,747
Deferred income taxes	—	36,055
Debt issuance costs, net of accumulated amortization	14,130	17,388
Total Assets	$1,430,482	$2,049,931

LIABILITIES
Current Liabilities
Accounts payable	$72,286	$106,751
Note payable	3,167	—
Accrued liabilities	52,491	82,152
Asset retirement obligations	68,656	16,717
Derivative financial instruments	7,506	245,626
Current maturities of long-term debt	5,926	7,250
Total Current Liabilities	210,032	458,496
Long-term debt, less current maturities	879,204	944,972
Deferred income taxes	24,394	—
Asset retirement obligations	97,469	81,097
Derivative financial instruments	2,480	190,781
Other	31,336	—
Total Liabilities	1,244,915	1,675,346
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at March 31, 2009 and June 30, 2008	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 146,139,929 and 145,299,675 shares issued and 145,317,686 and 144,937,119 shares outstanding at March 31, 2009 and June 30, 2008, respectively	146	145
Additional paid-in capital	604,088	601,509
Retained earnings (deficit)	(498,710)	57,941
Accumulated other comprehensive income (loss), net of income taxes	80,043	(285,010)
Total Stockholders’ Equity	185,567	374,585
Total Liabilities and Stockholders’ Equity	$1,430,482	$2,049,931

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Revenues
Oil sales	$72,503	$103,627	$221,233	$284,522
Natural gas sales	33,633	63,510	111,499	179,948
Total Revenues	106,136	167,137	332,732	464,470

Costs and Expenses
Lease operating expense	24,964	38,342	97,526	103,078
Production taxes	1,587	1,755	5,501	4,987
Impairment of oil and gas properties	117,887	—	576,996	—
Depreciation, depletion and amortization	50,052	75,268	177,463	223,927
Accretion of asset retirement obligations	4,723	1,911	9,617	5,660
General and administrative expense	6,117	4,912	18,588	16,327
Loss (gain) on derivative financial instruments	2,920	2,700	(8,981)	2,656
Total Costs and Expenses	208,250	124,888	876,710	356,635

Operating Income (Loss)	(102,114)	42,249	(543,978)	107,835

Other Income (Expense)
Interest income	2,016	348	5,454	1,249
Interest expense	(19,679)	(26,058)	(63,152)	(79,688)
Total Other Income (Expense)	(17,663)	(25,710)	(57,698)	(78,439)

Income (Loss) Before Income Taxes	(119,777)	16,539	(601,676)	29,396

Income Tax Expense (Benefit)	841	6,252	(47,204)	10,747

Net Income (Loss)	$(120,618)	$10,287	$(554,472)	$18,649

Earnings (Loss) Per Share
Basic	$(0.84)	$0.12	$(3.84)	$0.22
Diluted	$(0.84)	$0.12	$(3.84)	$0.22

Weighted Average Number of Common Shares Outstanding
Basic	144,331	84,141	144,430	84,139
Diluted	144,331	84,141	144,430	85,259

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Cash Flows From Operating Activities
Net income (loss)	$(120,618)	$10,287	$(554,472)	$18,649
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Deferred income tax expense (benefit)	840	6,252	(47,921)	10,747
Change in derivative financial instruments
Proceeds from sale of derivative instruments	66,480	—	66,480	—
Other	2,597	1,319	(7,265)	811
Accretion of asset retirement obligations	4,723	1,911	9,617	5,660
Depreciation, depletion, and amortization	50,052	75,268	177,463	223,927
Impairment of oil and gas properties	117,887	—	576,996	—
Amortization of debt discount and debt issuance costs – net	(1,053)	1,114	(519)	3,688
Common stock issued to Directors for services and common stock option expense	607	—	1,472	67
Changes in operating assets and liabilities
Accounts receivable	(9,099)	(14,247)	44,509	(48,142)
Prepaid expenses and other current assets	2,519	20,676	(10,187)	1,806
Accounts payable and other liabilities	(28,703)	9,901	(60,957)	20,122
Net Cash Provided by Operating Activities	86,232	112,481	195,216	237,335

Cash Flows from Investing Activities
Acquisitions	—	(8,569)	—	(38,935)
Capital expenditures	(60,502)	(62,784)	(254,870)	(234,002)
Other	3,183	(102)	2,928	(135)
Net Cash Used in Investing Activities	(57,319)	(71,455)	(251,942)	(273,072)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	—	—	32
Dividends to shareholders	(726)	—	(2,179)	—
Proceeds from long-term debt	20,804	21,000	270,794	204,135
Payments on long-term debt	(61,029)	(70,443)	(213,432)	(184,453)
Purchase of bonds	468	—	(90,887)	—
Other	(295)	(17)	(1,163)	(695)
Net Cash Provided by (Used in) Financing Activities	(40,778)	(49,460)	(36,867)	19,019

Net Decrease in Cash and Cash Equivalents	(11,865)	(8,434)	(93,593)	(16,718)

Cash and Cash Equivalents, beginning of period	87,234	11,500	168,962	19,784

Cash and Cash Equivalents, end of period	$75,369	$3,066	$75,369	$3,066

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION
(Unaudited)
	Quarter Ended
	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	Mar. 31, 2008

	(In thousands except for unit amounts).
Operating revenues
Crude oil sales	$46,492	$53,388	$119,214	$160,118	$126,660
Natural gas sales	20,435	33,111	44,442	77,356	61,675
Hedge gain (loss)	39,209	20,353	(43,912)	(58,712)	(21,198)
Total revenues	106,136	106,852	119,744	178,762	167,137
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	69.5%	61.7%	72.8%	67.4%	67.3%
Including hedge gain (loss)	68.3%	62.4%	68.5%	62.5%	62.0%
Operating expenses
Lease operating expense
Insurance expense	4,980	4,934	4,918	3,932	4,642
Workover and maintenance	341	7,094	3,873	6,741	5,447
Direct lease operating expense	19,643	25,536	26,207	29,108	28,253
Total lease operating expense	24,964	37,564	34,998	39,781	38,342
Production taxes	1,587	1,878	2,036	3,699	1,755
Impairment of oil and gas properties	117,887	459,109	—	—	—
Depreciation, depletion and amortization	50,052	65,002	62,409	83,462	75,268
General and administrative	6,117	6,236	6,235	10,123	4,912
Other – net	7,643	(7,604)	597	5,932	4,611
Total operating expenses	208,250	562,185	106,275	142,997	124,888
Operating income (loss)	$(102,114)	$(455,333)	$13,469	$35,765	$42,249

Sales volumes per day
Natural gas (MMcf)	49.2	54.4	46.8	67.9	73.3
Crude oil (MBbls)	12.5	10.1	11.0	15.1	13.9
Total (MBOE)	20.7	19.2	18.8	26.4	26.1
Percent of sales volumes from crude oil	60.4%	52.6%	58.5%	57.2%	53.3%

Average sales price
Natural gas per Mcf	$4.62	$6.62	$10.33	$12.52	$9.25
Hedge gain (loss) per Mcf	2.98	1.41	(1.57)	(1.66)	0.28
Total natural gas per Mcf	$7.60	$8.03	$8.76	$10.86	$9.53

Crude oil per Bbl	$41.40	$57.38	$117.75	$116.90	$100.10
Hedge gain (loss) per Bbl	23.16	14.27	(36.70)	(35.38)	(18.20)
Total crude oil per Bbl	$64.56	$71.65	$81.05	$81.52	$81.90

Total hedge gain (loss) per BOE	$21.07	$11.54	$(25.39)	$(24.46)	$(8.92)

Operating revenues per BOE	$57.04	$60.57	$69.23	$74.49	$70.33
Operating expenses per BOE
Lease operating expense
Insurance expense	2.68	2.79	2.84	1.64	1.95
Workover and maintenance	0.18	4.02	2.24	2.81	2.29
Direct lease operating expense	10.56	14.48	15.15	12.13	11.89
Total lease operating expense	13.42	21.29	20.23	16.58	16.13
Production taxes	0.85	1.06	1.18	1.54	0.74
Impairment of oil and gas properties	63.35	260.26	—	—	—
Depreciation, depletion and amortization	26.90	36.85	36.08	34.78	31.67
General and administrative	3.29	3.54	3.60	4.22	2.07
Other – net	4.11	(4.31)	0.35	2.47	1.94
Total operating expenses	111.92	318.69	61.44	59.59	52.55
Operating income (loss) per BOE	$(54.88)	$(258.12)	$7.79	$14.90	$17.78

FY 2009 3rd Quarter Operations Report

EXXI Fiscal 3rd Quarter 2009 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	0	0	0	0
Gas	1	0.35	0	0	1	0.35
Injector	0	0	1	0.50	1	0.50
Dry	0	0	1	0.95	1	0.95
Non-Operated
Oil	0	0	0	0	0	0
Gas	0	0	0	0	0	0
Dry	0	0	0	0	0	0
Total	1	0.35	2	1.45	3	1.80

	Exploration		Development		Total
Success Rate (Net)	100%		50%		67%

	Exploration		Development		Total
Onshore	1		1		2
Offshore	0		1		1
Total	1		2		3

Central Gulf Highlights

South Timbalier 21 (100% WI/83.33% NRI)
During the fiscal third quarter, South Timbalier 21 net production averaged 7,516 BOE/d, up from fiscal second-quarter volume of 4,939 BOE/d.  The marked increase in production resulted from the development well and three recompletions highlighted last quarter, as well as the return of all hurricane impacted volumes within the field.

Eastern Gulf Highlights

The Eastern Gulf properties averaged 6,148 BOE/d in the fiscal third quarter, above the fiscal second-quarter volumes of 5,721 BOE/d due to the start-up of a water injection well in the Main Pass 61 field.

Onshore/Gulf Coast Highlights

During the fiscal third quarter, Onshore/Gulf Coast net production averaged 4,202 BOE/d, down from fiscal second-quarter volume of 6,003 BOE/d. The Rabbit Island natural gas field was shut-in for most of the third quarter due to the replacement of a third-party pipeline.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP – flowing tubing pressure.

MD – measured depth.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

Net Pay – cumulative hydrocarbon-bearing formations.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

Workover – operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
44 (0) 20 7523 8350
pcoombs@collinsstewart.com

Pelham PR
James Henderson
44 (0) 20 7337 1500
james.henderson@pelhampr.com

Mark Antelme
44 (0) 20 7337 1500
mark.antelme@pelhampr.com